                                   EXHIBIT 3.1

        Restated Certificate of Incorporation of Registrant, as amended.

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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             COMPTEK RESEARCH, INC.

                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW
                                  *   *   *

         WE, THE UNDERSIGNED, William K. LaSala and Christopher A. Head, being respectively the President and the Secretary of Comptek Research, Inc. (the "Corporation"), hereby certify:

         1.       The name of the Corporation is Comptek Research, Inc.

         2. The Certificate of Incorporation was filed by the Department of State on November 14, 1968, amended on August 11,
1969 and changed on July 7, 1981.
         3. The Certificate of Incorporation, as heretofore amended and changed, is hereby amended or changed, as authorized by the Business Corporation Law, to accomplish, among other things, the following:
                  (a) To clarify the purposes for which the Corporation is formed, as set forth in Paragraph SECOND of the Restated
Certificate of Incorporation.

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                  (b) To change the 10,000,000 shares of Common Stock, par value
$.01 per share, which the Corporation is authorized to issue to an equal number of shares of Common Stock, par value $.02 per share, as set forth in Paragraph FOURTH of the Restated Certificate of Incorporation.
                  (c) To effect a one-for-two reverse split by changing the 3,288,000 shares of Common Stock, par value $.01 per share, issued by the Corporation to 1,644,000 shares of Common Stock, par value $.02 per share.
                  (d) To deny pre-emptive rights to holders of any of the shares of any class of the Corporation, as set forth in Paragraph SIXTH of the Restated Certificate of Incorporation.
                  (e) As set forth in Paragraph SEVENTH of the Restated Certificate of Incorporation, to clarify that, except as specifically provided in the Restated Certificate of Incorporation, no provision thereof is intended to limit, prohibit, deny or abrogate any of the powers or rights conferred upon the Corporation under the Business Corporation Law, including the power of the Corporation to indemnify directors and officers.
         Articles (1) through (5) are hereby deleted from the Certificate of Incorporation and in lieu of said Articles the

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following new Articles are substituted, so that the text of the Certificate of
Incorporation as restated reads in full as follows:

                  FIRST: The name of the corporation is Comptek Research, Inc.

                  SECOND: The corporation is formed for the following purpose or purposes:

                  To perform analyses and develop products that require the application of modern electronic engineering principles to computer technology; to perform analyses of computer data systems, plan tests, prepare computer programs, design computer systems and manufacture components.

                  To perform studies in the area of automatic data systems for governmental agencies, and their subcontractors; to prepare computer programs for commercial firms and sell them; to prepare computer programs on contract for governmental agencies; to conceive, write and sell higher-level computer programs for the utilization of existing computers for purposes beyond those planned in the original design; to plan computer systems for data handling and systems control, and manufacture components thereof. The corporation will not engage in the practice of engineering.

                  To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as



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         principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto; and all acts proper or necessary for the purpose of the business.

                  To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.



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                  To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

                  (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

                  (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trademarks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

                  (c) franchises, licenses, grants, and concessions.

                  To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

                  THIRD: The office of the corporation in the State of New York is to be located in the City of Buffalo and County of Erie.

                  FOURTH: The total number of shares of stock which the corporation is authorized to issue is 10,000,000, all of which shall be common stock with a par value of $.02 per share.

                  FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served.


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The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                               Comptek Research, Inc.
                               One Technology Center
                               45 Oak Street
                               Buffalo, New York 14203
                               Attn.: President

                  SIXTH: No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and


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associations, and for such lawful consideration, and on such terms, as the
Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder. Without limiting the generality of the foregoing stated denial of any and all pre-emptive rights, no holder of shares of any class of the corporation shall have any pre-emptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive of paragraph (e) of Section 622 of the Business Corporation Law.

                  SEVENTH: Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bond-holders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of


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

said persons to indemnification as the same are conferred by the Business Corporation Law."

                  4. The foregoing amendments and Restated Certificate of Incorporation were authorized by vote of the holders of a majority of all outstanding shares of the Corporation's Common Stock entitled to vote thereon at a meeting of shareholders held on May 17, 1983.

                  IN WITNESS WHEREOF, we have signed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true.

Dated:  May 17, 1983



                                             /s/ William K LaSala
                                             ----------------------------
                                             William K. LaSala, President



                                             /s/ Christopher A. Head
                                             ----------------------------
                                             Christopher A. Head, Secretary



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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             COMPTEK RESEARCH, INC.
                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


         WE, THE UNDERSIGNED, William K. LaSala and Christopher A. Head, being respectively the President and the Secretary of Comptek Research, Inc. (the "Corporation"), hereby certify:

         1. The name of the Corporation is Comptek Research, Inc.

         2. The Certificate of Incorporation was filed by the Department of State on November 14, 1968, amended on August 11, 1969, changed on July 7, 1981, and restated on May 17, 1983.

         3. The Certificate of Incorporation as heretofore restated is hereby amended as follows:

         A. Paragraph FOURTH of the Certificate of Incorporation is amended in order to add 3,000,000 shares of preferred stock, par value $0.01 per share, to the Corporation's capital stock, and such Paragraph shall now read in its entirety as follows:


FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 13,000,000, of which 10,000,000 shares shall be designated Common Shares, par value $.02 per share, and 3,000,000 shares shall be designated Preferred Shares, par value $.01 per share. The relative rights, preferences and limitations of the shares of each class are as follows:


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                  (A) The Preferred Shares authorized hereby may be issued (i)
in such series and with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and with such qualifications, limitations or restrictions thereon, as the Board of Directors shall fix by resolution, and
(ii) in such number of shares in each series as the Board of Directors, by resolution or resolutions, shall fix; provided that the aggregate number of all Preferred Shares issued does not exceed the number of Preferred Shares authorized hereby.

                  (B) Holders of Common Shares shall be entitled to such dividend, liquidation and voting rights and such other rights and privileges as are provided by the Business Corporation Law, subject to the rights of holders of Preferred Shares issued pursuant to the provisions of paragraph (A) above.

         B. Paragraph FIFTH of the Certificate of Incorporation which sets forth the post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is hereby amended as follows:


FIFTH: The Secretary of State is designated as agent of the Corporation upon whom process against it may be served. The Post Office address to which the Secretary of State shall mail a copy of any process served or any process against the Corporation served upon him is:

                  Comptek Research, Inc.
                  110 Broadway
                  Buffalo, NY    14203

                  Attn:    The President

         C. A new paragraph EIGHTH of the Certificate of Incorporation is hereby added to read as follows:


EIGHTH: The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than six (6) persons. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board


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of Directors. As used in this Certificate of Incorporation, the term "entire
Board of Directors" means the total authorized number of directors which the Corporation would have if there were no vacancies.

         (A) At the 1986 Annual Meeting of Shareholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1987 Annual Meeting of Shareholders, the term of office of the second class to expire at the 1988 Annual Meeting of Shareholders and the term of office of the third class to expire at the 1989 Annual Meeting of Shareholders. Commencing with the 1987 Annual Meeting of Shareholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third Annual Meeting of Shareholders after their election.

         (B) If the number of directors is increased to nine or more, the directors shall be divided into three classes at the next succeeding Annual Meeting of Shareholders following such increase, with each class to consist of at least three directors and the difference in the number of directors in any two classes not to exceed one. If necessary, one director from the class whose term does not expire at the next succeeding Annual Meeting of Shareholders, to be nominated pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, will be elected for a term of office to expire at the second succeeding Annual Meeting of Shareholders after his election so as to ensure that each class will consist of at least three directors. Thereafter, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election. If the number of directors is decreased to eight or less, the directors shall be divided into two classes at the next succeeding Annual Meeting of Shareholders, with both classes to consist of at least three directors and the difference in the number of directors in both classes not to exceed one, but in no case will the decrease in the number of directors shorten the term of any incumbent director. Thereafter, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the second succeeding Annual Meeting of Shareholders after their election. Any increase or decrease in the number of directors which does not cause a change in the number of classes shall be


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apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in the classes, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

         (C) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, vacancies in any class of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, if occurring prior to the expiration of the term of office of such class, be filled only by the affirmative vote of a majority of the remaining directors of the entire Board of Directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

         (D) Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or a special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by this Paragraph 8 unless expressly otherwise provided by the resolution or resolutions providing for the creation of such series.

         (E) Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, (i) any director, or the entire Board of Directors, may be removed by the shareholders from office at any time prior to the expiration of his term of office, but only for cause, and only by the affirmative vote of the holders of record of outstanding shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and (ii) any director may be removed from office by the affirmative vote of a majority of the entire Board of Directors, at any time prior to the expiration of his term of office, but only for cause.


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         (F) Notwithstanding any other provision of this Certificate of
Incorporation and subject to the other provision of this Paragraph 8, the Board of Directors shall determine the rules and procedures that shall affect the directors' power to manage and direct the business and affairs of the Corporation. Without limiting the foregoing, the Board of Directors shall designate and empower committees of the Board of Directors, shall elect and empower the officers of the Corporation, may appoint and empower other officers and agents of the Corporation, and shall determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action, and no By-Law shall be adopted by shareholders which shall modify the foregoing.

         (G) The affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or adopt any provision or provisions inconsistent with, any provisions of this Paragraph 8 including this subparagraph (G); provided, however, that this subparagraph (G) shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, alteration, repeal or adoption of any inconsistent provision or provisions, declared advisable by the Board of Directors by the affirmative vote of two-thirds of the entire Board of Directors.

         D. A new paragraph NINTH of the Certificate of Incorporation is hereby added to read as follows:

NINTH: (A) In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in paragraph (B) of this paragraph 9,


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                  (i) any merger or consolidation of the Corporation or any
Subsidiary (as hereinafter defined) with (a) an interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as such terms are hereinafter defined) of an Interested Shareholder, or

                  (ii) any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) to or with (a) an Interested Shareholder or (b) any other person (whether or not itself an Interested Shareholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition would be, an Affiliate or Associate of an Interested Shareholder, directly or indirectly, of assets of the Corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary, or both, having an aggregate Fair Market Value (as hereinafter defined) of $4,000,000 or more, or

                  (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) or any securities of the Corporation or any Subsidiary, or both, to (a) an Interested Shareholder or
(b) any other person (whether or not itself an Interested Shareholder) which is, or after such issuance or transfer would be, an Affiliate or Associate of an Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $4,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Shareholder (or such Affiliate or Associate) from the Corporation or a Subsidiary, or

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate or Associate of an Interested Shareholder, or


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

                  (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into other otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Shareholder or (b) any other person (whether or not itself an Interested Shareholder) which is, or after such reclassification, recapitalization, merger or consolidation or other transaction would be, an Affiliate or Associate or an Interested Shareholder, shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of the then outstanding shares of Voting Shares (as hereinafter defined) of the Corporation, voting together as a single class. Such affirmative votes shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in this Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

         (B) The provisions of paragraph (A) of this Paragraph 9 shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) or all of the following conditions shall have been met:

                  (i) The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Shares in exchange for all their shares of Common Shares, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Shares in such Business Combination shall be at least equal to the higher of the following:


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                           (a)  if applicable, the highest per-share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Shares beneficially owned by an Interested Shareholder (1) within the two-year period immediately prior to the Announcement Date (as hereinafter defined), (2) within the two-year period immediately prior to the Determination Date (as hereinafter defined) or (3) in the transaction in which it became an Interested Shareholder, whichever is highest; or

                           (b)  the Fair Market Value per share of Common
Shares on the Announcement Date or on the Determination Date, whichever is higher;

         (ii) If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Shares other than Common Shares, the aggregate amount of the cash and the Fair market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series of Voting Shares shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (ii) shall be required to be met with respect to every class and series of outstanding Voting Shares, whether or not an Interested Shareholder has previously acquired any shares of a particular class of Voting Shares):

                           (a)  if applicable, the highest per-share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Shares beneficially owned by an Interested Shareholder (1) within the two-year period immediately prior to the Announcement Date, (2) within the two-year period immediately prior to the Determination Date or (3) in the transaction in which it became an Interested Shareholder, whichever is highest; or

                           (b)  the Fair Market Value per share of such class
or series of Voting Shares on the Announcement Date or the Determination Date, whichever is higher; or


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

                           (c)  if applicable, the highest preferential
amount per share to which the holders of shares of such class or series of Voting Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (iii) The consideration to be received by holders of a particular class or series of outstanding Voting Shares (including Common Shares) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Shares which are beneficially owned by an Interested Shareholder and, if an Interested Shareholder beneficially owns shares of any class or series of Voting Shares which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Shares shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Shares beneficially owned by it. The price determined in accordance with subparagraph
(i) and (ii) of this paragraph B shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event.

                  (iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Shares except as part of the transaction in which it became an Interested Shareholder;

                  (v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

                  (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such


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

rules or regulations) shall be mailed to the shareholders of the Corporation, no later than the earlier of (a) 30 days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required, 60 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of Voting Shares other than an Interested Shareholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

         (C)      For the purposes of this Paragraph 9:

                  (i) "Business Combination" shall mean any transaction which is referred to in any one or more of subparagraphs (i) through (v) of subparagraph (A) of this Paragraph 9.

                  (ii) "Voting Shares" shall mean stock of all classes and series of the Corporation entitled to vote generally in the election of directors.

                  (iii) "Person" shall mean any individual, firm, trust, partnership, association, corporation, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

                  (iv) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:


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

                           (a) is the beneficial owner, directly or indirectly,
of more than ten percent (10%) of the combined voting power of the then outstanding Voting Shares and who acquired more than five percent (5%) of the combined voting power of the then outstanding Voting Shares within the two-year period prior to the date in question; or

                           (b) is an assignee of or has otherwise succeeded to
the beneficial ownership of any shares of Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction (as hereinafter defined) or any series of transactions involving a Public Transaction.

For the purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Shares deemed to be outstanding shall include shares deemed owned through application of subparagraph (vi) below but shall not include any other shares of Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (v) "Public Transaction" shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open-market purchase of shares on a national securities exchange if, in either such case, the price and other terms of sales are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

         (vi) A person shall be a "beneficial owner" of any Voting Shares:

                  (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                  (b) which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (2) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

                  (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Shares.

         (vii) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on June 1, 1986.

         (viii) "Subsidiary" shall mean any corporation of which a majority of any class of equity security (as defined in Rule 3a(11)-1 of the General Rules and Regulations under the Exchange Act, as in effect on June 1, 1986) is owned, directly or indirectly, by the Corporation; provided, however, that for purposes of the definition of Interested Shareholder set forth in subparagraph (iv), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         (ix) "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, an Interested Shareholder and was a member of the Board prior to the time that such Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, an Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

         (x) "Announcement Date" shall mean the date of the first public announcement of the proposed Business Combination.

         (xi) "Determination Date" shall mean the date on which an Interested Shareholder became an Interested Shareholder.

         (xii) "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Shares, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

         (D) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Paragraph 9, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Paragraph 9 including, without limitation, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Shares beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $4,000,000 or more,
(v) whether the requirements of paragraph (B) of this Paragraph 9 have been met and (vi) such other matters with respect to which a determination is required under this Paragraph 9. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Paragraph 9.

         (E) Nothing contained in this Paragraph 9 shall be construed to relieve the members of the Board of Directors or an Interested Shareholder from any fiduciary obligation imposed by law.

         (F) The fact that any Business Combination complies with provisions of subparagraph ("C") of this Paragraph 9 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

         (G) Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation or the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of the holders of at least eighty percent (80%) of the combined voting power of the then outstanding Voting Shares voting together as a single class shall be required to amend, alter or adopt any provision inconsistent with or repeal this Paragraph 9; provided, however, that this Paragraph 9 shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, alteration, repeal or adoption of any inconsistent provision or provisions, declared advisable by the Board of Directors by the affirmative vote of two-thirds of the entire Board of Directors and a majority of the Continuing Directors.

         4. The above and foregoing amendments were authorized by a vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of the shareholders held on July 22, 1986 subsequent to the affirmative vote of the Board of Directors of Comptek Research, Inc. acting by unanimous written consent dated June 11, 1986.

         IN WITNESS WHEREOF, we have signed this document on the date set forth below and do hereby affirm under the penalties of perjury that the statements contained herein have been examined by us and are true.


Dated: July 23, 1986
                                          /s/ William K. LaSala
                                          -----------------------------------
                                          William K. LaSala, President


                                          /s/ Christopher A. Head
                                          -----------------------------------
                                          Christopher A. Head, Secretary